Exhibit 10.12
AMENDMENT TO
STOCK OPTION AGREEMENTS
     THIS AGREEMENT by Weatherford International Ltd. (the “Company”),
W I T N E S S E T H:
     WHEREAS, on September 8, 1998, July 5, 2000, and September 26, 2001, the Company entered into stock option agreements (collectively, the “Agreements”) with certain directors;
     WHEREAS, the Company reserved the right to amend the Agreements; and
     WHEREAS, the Company has determined to amend the Agreements to bring the Agreements into documentary compliance with section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, the Company agrees that, effective January 1, 2009, the Agreements are hereby amended by adding the following new Section:
     Compliance With Section 409A. The exercisability of the Option shall not be extended to the extent that such extension would subject the holder to additional taxes under section 409A of the Internal Revenue Code of 1986, as amended.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the 31st day of December, 2008.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Name:	Bernard J. Duroc-Danner
Title:	Chairman, CEO and President